ATTACHMENT 77I:

New series of Putnam Variable Trust:	Putnam VT Capital
					Opportunities Fund
					(Class IA shares and
					class IB shares)
Effective date of new series:		April 30, 2003
Added by Post-Effective Amendment:	PEA No. 31 filed February 14,
					2003 for Putnam Variable Trust 					(Registrant)